Filed pursuant to Rule 424(b)(5)
Registration File No. 333-283345
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 19, 2024)
3,625,000 Shares

DT Midstream, Inc.
Common Stock
This is an offering of the common stock of DT Midstream, Inc. We are offering 3,625,000 of shares of our common stock, par value $0.01.
Our common stock trades on the New York Stock Exchange under the symbol “DTM.” The last reported trading price of our stock was $103.03 as of November 19, 2024.
On November 19, 2024, we entered into a purchase and sale agreement with ONEOK Partners Intermediate Limited Partnership and Border Midwestern Company, pursuant to which we agreed to acquire all of the equity interests in Guardian Pipeline, L.L.C., Midwestern Gas Transmission Company and Viking Gas Transmission Company. See “Summary—Recent Developments—Pending Acquisition of Pipeline Assets.”
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 6 of the accompanying prospectus.

	Per share	Total
Price to the public	$101.000	$366,125,000
Underwriting discounts and commissions(1)	$3.535	$12,814,375
Proceeds to us (before expenses)	$97.465	$353,310,625

(1)	See the “Underwriting” section for additional compensation payable to the underwriters.
We have granted the underwriters the option to purchase up to 543,750 additional shares of common stock on the same terms and conditions set forth above within 30 days following the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about November 21, 2024.
Joint Book-Running Managers

Barclays
BofA Securities	Citigroup	J.P. Morgan	PNC Capital Markets LLC	TD Securities	Wells Fargo Securities

Co-Managers

Fifth Third Securities	Mizuho	Scotiabank	Truist Securities
Prospectus Supplement dated November 20, 2024

Base Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock. The second part is the accompanying base prospectus, which provides more general information. Generally, when we use the term “prospectus,” we are referring to both parts combined. If the information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
In making an investment decision, prospective investors must rely on their own examination of the company and the terms of the offering, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to purchase the securities under applicable laws and regulations.
Any statement made in this prospectus, any free writing prospectus authorized by us or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find More Information” on page S-23 of this prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of common stock. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are offering to sell the common stock, and seeking offers to buy the common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
Except as otherwise indicated, “DT Midstream,” “the Company,” “we,” “our” and “us,” and uses of the first person refer to DT Midstream, Inc. and its consolidated subsidiaries.
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FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference contain or will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” and other words of similar meaning in connection with a discussion of future events or future operating or financial performance may signify forward-looking statements. Forward-looking statements are not guarantees of future events, results or conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future events, results or conditions to be materially different from those expected, contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream, including, but not limited to, the following:
•	changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business;
•	industry changes, including the impact of consolidations, alternative energy sources, technological advances, infrastructure constraints and changes in competition;
•	global supply chain disruptions;
•	actions taken by third-party operators, processors, transporters and gatherers;
•	changes in expected production from Expand Energy Corporation and other third parties in our areas of operation;
•	demand for natural gas gathering, transmission, storage, transportation and water services;
•	the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels;
•	our ability to successfully and timely implement our business plan;
•	our ability to complete organic growth projects on time and on budget;
•	our ability to finance, complete, or successfully integrate acquisitions;
•	the price and availability of debt and equity financing;
•
our ability to fund and close the Pending Acquisition described herein, the anticipated timing and terms of the Pending Acquisition, our ability to realize the anticipated benefits of the Pending Acquisition, and our ability to manage the risks of the Pending Acquisition;

•	restrictions in our existing and any future credit facilities and indentures;
•	the effectiveness of our information technology and operational technology systems and practices to prevent, detect and defend against evolving cyber attacks on United States critical infrastructure;
•	changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event;
•	operating hazards, environmental risks and other risks incidental to gathering, storing and transporting natural gas;
•	geologic and reservoir risks and considerations;
•	natural disasters, adverse weather conditions, casualty losses and other matters beyond our control;
•	the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects;
•	the impacts of geopolitical events, including the conflicts in Ukraine and the Middle East;
•	labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel;
•	large customer defaults;
•	changes in tax status, as well as changes in tax rates and regulations;
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•	the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act;
•	changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and GHG emissions;
•	ability to develop low carbon business opportunities and deploy GHG reducing technologies;
•	changes in insurance markets impacting costs and the level and types of coverage available;
•	the timing and extent of changes in commodity prices;
•	the success of our risk management strategies;
•	the suspension, reduction or termination of our customers’ obligations under our commercial agreements;
•	disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent;
•	the effects of future litigation; and
•
the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 and our reports and registration statements filed from time to time with the Securities and Exchange Commission (the “SEC”).

The above list of factors is not exhaustive. New factors emerge from time to time. Our forward-looking statements are expressly qualified in their entirety by this cautionary statement and we cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.
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SUMMARY
This summary provides a brief overview of information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of this offering and our common stock, you should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference, including our historical financial statements and the notes to those financial statements, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2023. Please read “Where You Can Find More Information” on page S-23 of this prospectus supplement. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying base prospectus and in the other documents incorporated by reference to which that section refers for more information about important risks that you should consider before investing in our common stock.
About DT Midstream, Inc.
We are an owner, operator, and developer of an integrated portfolio of natural gas midstream assets. We provide multiple, integrated natural gas services to customers through our interstate pipelines, intrastate pipelines, storage systems, lateral pipelines including related treatment plants and compression and surface facilities, and gathering systems including related treatment plants, and compression and surface facilities. We also own joint venture interests in equity method investees which own and operate interstate pipelines that connect to our wholly owned assets.
Our core assets strategically connect key demand centers in the Midwestern U.S., Eastern Canada and Northeastern U.S. regions to the premium production areas of the Marcellus/Utica natural gas formation in the Appalachian Basin and connect key demand centers and liquefied natural gas (LNG) export terminals in the Gulf Coast region to premium production areas of the Haynesville natural gas formation.
We have an established history of stable, long-term growth with contractual cash flows from customers that include natural gas producers, local distribution companies, electric power generators, industrials, and national marketers.
On January 13, 2021, DTE Gas Enterprises, LLC, and its consolidated subsidiaries converted into a Delaware corporation pursuant to a statutory conversion and changed its name to DT Midstream, Inc. On July 1, 2021, DTE Energy completed the separation and spin-off of DT Midstream from DTE Energy through the distribution of 96,732,466 shares of DT Midstream common stock to DTE Energy shareholders. Following the separation on July 1, 2021, DT Midstream became an independent public company listed under the symbol “DTM” on the NYSE. DTE Energy did not retain any ownership in DT Midstream.
Recent Developments—Pending Acquisition of Pipeline Assets
Overview
On November 19, 2024, we entered into a purchase and sale agreement (the “Purchase Agreement”) with ONEOK Partners Intermediate Limited Partnership and Border Midwestern Company (together, the “Sellers”) pursuant to which we agreed to acquire from the Sellers all of the equity interests in Guardian Pipeline, L.L.C., Midwestern Gas Transmission Company and Viking Gas Transmission Company (collectively, the “Acquired Entities”), on a debt-free and cash-free basis for approximately $1.2 billion in cash, subject to customary purchase price adjustments (the “Pending Acquisition”).
The Purchase Agreement contains our and Seller’s customary representations, warranties and covenants. The Pending Acquisition has an effective date of the earlier of (i) the date of the closing of the Pending Acquisition and (ii) January 1, 2025 and is expected to close in late 2024 or early 2025, subject to satisfaction or waiver of certain customary closing conditions, including the accuracy of the representations and warranties of each party, compliance by each party in all material respects with its covenants, the parties entering into a transition services agreement, and regulatory approvals, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Purchase Agreement contains certain customary termination rights.
The foregoing summary only describes certain provisions of the Purchase Agreement and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on November 19, 2024, which is incorporated by reference into this prospectus supplement.

The Pipelines
We are acquiring 100% operating interests in three Federal Energy Regulatory Commission (“FERC”)-regulated interstate pipelines (the “Pipelines”):
•
Viking Gas Transmission: an approximately 675-mile pipeline with approximately 1.0 billion cubic feet per day (“Bcf/d”) design capacity connecting Canadian supply to key utility customers across the upper Midwest. Key interconnects include ANR, TransCanada and Northern Natural;

•
Guardian Pipeline: an approximately 260-mile pipeline with approximately 1.3 Bcf/d design capacity connecting Chicago hub to key Wisconsin demand centers and Appalachian supply. Key interconnects include Vector Pipeline; Midwestern Gas Transmission, NGPL and Northern Border; and

•
Midwestern Gas Transmission: an approximately 400-mile pipeline with approximately 1.5 Bcf/d design capacity with bidirectional header service to Midwestern markets with Appalachian supply access. Key interconnects include Rockies Express, ANR, NGPL, Northern Border, Guardian Pipeline and Tennessee Gas Pipeline.

Strategic Rationale
The Pending Acquisition directly aligns with our strategy of owning natural gas assets connecting premier supply basins with key demand centers and market regions, and with revenues supported by take-or-pay contracts with creditworthy and diverse customers.
The Pending Acquisition is highly complementary to our existing assets and business strategy, providing over 3.7 Bcf/d of 100% natural gas capacity across approximately 1,300 miles of interstate pipelines with direct access to our Vector Pipeline, NEXUS Pipeline and Washington 10 Storage Complex. The Pending Acquisition fully aligns with our investment thesis in the following ways:
•
The Pipelines Serve Attractive and Durable Markets: The Pipelines are located in robust, durable heating markets, with expected resilient load. The Pending Acquisition will also position us to capture power demand growth via utility coal-to-gas switching and data center opportunities.

•	High Credit Quality and Demand-Pull Customer Base: The Pipelines are highly contracted with strong demand-pull, long-standing, investment grade customers.
•
Highly Complementary, Interconnected Assets: The Pipelines expand our size, scale and operating capabilities. Our combined platform drives accretive commercial opportunities with a larger footprint and service options. The Pipelines have direct access to our Vector and NEXUS Pipelines and can access our existing storage.

•
The Pending Acquisition Enhances our Financial Profile: The Pending Acquisition is expected to be immediately accretive to distributable cash flow and supports our investment-grade credit profile. The Pending Acquisition will preserve our balance sheet strength, supports and enhances our growth profile, and increases our organic growth project backlog of 1.3 billion.

Financing
We intend to fund the purchase price for the Pending Acquisition with the net proceeds of this offering of common stock and of the expected issuance of up to $650 million aggregate principal amount of new senior secured notes (the “New Notes”) as described below along with borrowings under our revolving credit facility (the “Revolving Credit Facility”) and cash on hand. See “Use of Proceeds.” This offering of common stock is not contingent upon the completion of the Pending Acquisition or on the terms of the Pending Acquisition. As a result, we cannot assure you that the Pending Acquisition will be consummated or, if consummated, that it will be consummated for the price, within the timeframe or on the terms and with the anticipated benefits we currently expect. See “Risk Factors—Risks Related to the Pending Acquisition.”
Subject to market conditions, we intend to commence an offering of up to $650 million aggregate principal amount of New Notes (the “Proposed Notes Offering”), the net proceeds of which will be used to fund a portion of the consideration payable by us in the Pending Acquisition. The timing and size of the Proposed Notes Offering is dependent on market conditions and our ability to access the debt capital markets on terms acceptable to us. If we do not complete the Proposed Notes Offering, we may use additional borrowings under our

Revolving Credit Facility or proceeds from other debt financing transactions to fund the remaining portion of the consideration. We cannot give any assurance that the Proposed Notes Offering will be commenced or completed. The closing of this offering of common stock is not conditioned on the closing of the Proposed Notes Offering or obtaining alternative debt financing. If commenced, the Proposed Notes Offering will be offered by means of a separate offering document and not by means of this prospectus supplement. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to purchase, any New Notes in the Proposed Notes Offering or any other security in any other alternative debt financing transaction. The New Notes will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
We have also obtained a commitment letter that provides for committed financing to fund a portion of the purchase price of the Pending Acquisition (the “Commitment Letter”). The Commitment Letter provides commitments from Barclays Bank PLC for a 364-day bridge loan facility (the “Bridge Facility”) in an aggregate initial principal amount of $700 million. The amounts available under the Commitment Letter will be reduced by, among other things, the net proceeds we receive from this offering and from the Proposed Notes Offering. We currently expect that the net proceeds of this offering and the Proposed Notes Offering, along with borrowings under our Revolving Credit Facility and cash on hand, will be sufficient to fund the purchase price of the Pending Acquisition. While not anticipated, if and to the extent we do not receive sufficient net proceeds in this offering and the Proposed Notes Offering, we may be required to borrow additional amounts under our Revolving Credit Facility or under the Bridge Facility in order to finance the Pending Acquisition. The funding of the Bridge Facility is contingent upon the satisfaction of customary conditions, including the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter and the consummation of the Pending Acquisition. Further, funding under the Bridge Facility requires that we first make certain amendments to our senior secured credit facilities to permit the incurrence of the loans under the Bridge Facility. We are seeking such amendments, and we have entered into a customary commitment letter (the “Backstop Commitment Letter”) under which Barclays Bank PLC has committed to provide a “backstop” 364-day bridge revolving credit facility, in an aggregate principal amount of $1 billion, to replace the Revolving Credit Facility in the event we are not able to obtain those amendments to our senior secured credit facilities.
Certain of the underwriters of this offering are lenders under our Revolving Credit Facility. In addition, Barclays Bank PLC, who provided the committed financing under the Commitment Letter, is an affiliate of one of the underwriters in this offering. See “Underwriting.”
Corporate Information
Our principal executive offices are located at 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226 and our telephone number is (313) 402-8532. Our website is located at www.dtmidstream.com. We make available our periodic reports and other information filed with or furnished to the SEC, free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Offering
Common stock offered by us
3,625,000 shares of common stock.
We have granted the underwriters the option to purchase up to 543,750 additional shares of common stock within 30 days following the date of this prospectus.
Common stock outstanding before this offering
97,156,144 shares.
Common stock outstanding after this offering
100,781,144 shares, or 101,324,894 shares if the underwriters exercise in full their option to purchase additional shares from us.
Use of proceeds
We expect to receive net proceeds of approximately $352,545,625 from this offering, or approximately $405,542,219 if the underwriters exercise the option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with proceeds from the Proposed Notes Offering, borrowings under our Revolving Credit Facility and cash on hand, to fund the consideration payable by us in the Pending Acquisition.
While we expect that the net proceeds of this offering and the Proposed Notes Offering along with cash on hand and borrowings under our Revolving Credit Facility will be sufficient to fund the purchase price of the Pending Acquisition, we may use proceeds from other debt financing transactions, such as the Bridge Facility, to fund the remaining portion of the consideration.
If the Pending Acquisition does not close, we intend to use the net proceeds from this offering for general corporate purposes, including repayment of outstanding indebtedness and to fund capital expenditures. The closing of this offering is not conditioned on the closing of the Pending Acquisition.
See “Use of Proceeds.”
Exchange listing
Our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “DTM.”
Risk factors
You should carefully read and consider the information beginning on page S-5 of this prospectus supplement set forth under the heading “Risk Factors,” on page 6 of the accompanying base prospectus and all other information set forth in this prospectus, including the information incorporated by reference, before deciding to invest in our common stock.
Except as otherwise noted, we have presented the information in this prospectus supplement assuming no exercise by the underwriters of their option to purchase additional shares of common stock and no vesting of restricted stock awards or performance share awards and no exercise of outstanding stock options.

RISK FACTORS
An investment in our common stock involves risks. Before you invest in our common stock, you should carefully consider the following risk factors and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with all of the other information included or incorporated by reference herein.
If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, our ability to make distributions to our unitholders may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.
Risks Related to the Pending Acquisition
Even if this offering is completed, the Pending Acquisition may not be consummated as anticipated, or at all, which could have an adverse impact on our future business and operations and our cash available for distribution.
The Pending Acquisition is expected to close in late 2024 or early 2025 and is subject to customary closing conditions. Satisfaction of many of these conditions is beyond our control. If these conditions are not satisfied or waived, the Pending Acquisition will not be completed. Certain of the conditions that remain to be satisfied include, but are not limited to:
•
the continued accuracy of the representations and warranties contained in the Purchase Agreement, including the satisfaction of customary closing conditions such as the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and obtaining certain other consents, authorizations and approvals required in connection with the Pending Acquisition;

•	the performance by each party of its respective obligations under the Purchase Agreement;
•	the absence of any legal proceeding or order by a governmental authority restraining, enjoining or otherwise prohibiting the Pending Acquisition;
•	the absence of a material adverse effect on the results of operations or financial condition of the interests to be acquired in the Pending Acquisition; and
•	the execution of certain agreements and delivery of certain documents related to the consummation of the Pending Acquisition.
If these conditions are not satisfied or waived, the Pending Acquisition will not be consummated. Some of these conditions are not within our control, and we cannot predict when or if these conditions will be satisfied. There is no guarantee that the Pending Acquisition will close in late 2024 or early 2025, or at all. The Purchase Agreement provides for an outside date of November 19, 2025 (as may be extended by the parties pursuant to the Purchase Agreement to November 19, 2026) for the completion of the Pending Acquisition, beyond which the Acquisition Agreement may be terminated by either party. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the Pending Acquisition. Accordingly, if you decide to purchase our common stock, you should be willing to do so whether or not we complete the Pending Acquisition. Failure to complete the Pending Acquisition or any delays in completing the Pending Acquisition could have an adverse impact on our future business and operations and our cash available for distribution and could negatively impact the price of our common stock.
Failure to successfully combine our business with the assets to be acquired in the Pending Acquisition, or an inaccurate estimate by us of the benefits to be realized from the Pending Acquisition, may adversely affect our future results.
The Pending Acquisition involves potential risks, including:
•	the failure to realize expected profitability, growth or accretion;
•	environmental or regulatory compliance matters or liabilities;

•	title or permit issues;
•	the diversion of management’s attention from our existing businesses;
•	the incurrence of substantial expenses;
•	the incurrence of significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges; and
•	the incurrence of unanticipated liabilities and costs for which indemnification is unavailable or inadequate.
The expected benefits from the Pending Acquisition may not be realized if our estimates of the potential revenues associated with the interests to be acquired by us in the Pending Acquisition are materially inaccurate or if we fail to identify operating problems or liabilities associated with the underlying pipeline systems prior to closing. The accuracy of our estimates of the potential cash flows generated by the Acquired Assets is inherently uncertain. Although we have conducted due diligence in connection with the Acquisition, we cannot assure you that this diligence will surface all material issues that may arise as a result of the consummation of the Pending Acquisition. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If problems are identified after closing of the Pending Acquisition, the Purchase Agreement provides for limited recourse against the Seller.
If we consummate the Pending Acquisition and if any of these risks or unanticipated liabilities or costs were to materialize, any desired benefits of the Pending Acquisition may not be fully realized, if at all, and our future financial performance, results of operations and cash available for distribution could be negatively impacted.
Risks Related to Our Common Stock
The market price of our common stock may be volatile, and your investment in our stock could suffer a decline in value.
The market price of our common stock could fluctuate significantly due to a number of factors, including, but not limited to:
•	our quarterly or annual earnings, or those of other companies in our industry;
•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	public reaction to our press releases, our other public announcements and our filings with the SEC;
•	announcements by us or our competitors of significant acquisitions, dispositions, innovations, or new programs and services;
•	changes in financial estimates and recommendations by securities analysts following our stock, or the failure of securities analysts to cover our common stock after this offering;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the failure of securities analysts to publish research about us after this offering or to make changes in their financial estimates;
•	the operating and stock price performance of other comparable companies;
•	general economic conditions and overall market fluctuations;
•	the trading volume of our common stock;
•	changes in business, legal or regulatory conditions, or other developments affecting participants in, and publicity regarding our business or any of our significant customers or competitors;
•	results of operations that vary from the expectations of securities analysts and investors or those of our competitors;
•	future sales of our common stock by us, directors, executives and significant stockholders, including sales in this offering; and

•	changes in economic and political conditions in our markets.
In particular, the realization of any of the risks described in these “Risk Factors” and the documents incorporated by reference herein could have a material and adverse impact on the market price of our common stock in the future and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility in recent years that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock over the short, medium or long term, regardless of our actual performance.
In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of senior management and, if adversely determined, have a material adverse effect on our business, results of operations and financial condition.
If securities analysts do not publish research or reports about our Company, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common stock, the market price of our common stock could decline.
The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about our Company and our industry. One or more analysts could downgrade the outlook for our common stock or issue other negative commentary about our Company or our industry. Furthermore, if one or more of these analysts cease coverage of our Company, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline and cause you to lose all or a portion of your investment.
This offering will be dilutive, and there may be future dilution of our common stock, which may adversely affect the market price of our common stock.
We cannot predict whether this offering or any future issuance or sale of shares of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The market price of our common stock could decline as a result of any dilutive effect that such sales, including this offering, may have on our earnings per share. Such a decline may also occur as a result of (i) additional sales, or the perception that such additional sales could occur, particularly by our directors, executive officers and significant stockholders, (ii) issuances of restricted stock unit awards, performance-based stock unit awards and stock option awards granted to certain directors, executive officers or employees under our equity incentive plans, or (iii) issuances in connection with future property or business acquisitions.
DT Midstream, Inc. is a holding company with no operations of its own and, as such, it depends on its subsidiaries for cash to fund all of its operations and expenses, including future dividend payments, if any.
We are a holding company and conduct substantially all of our operations through our subsidiaries. Our ability to meet our debt service obligations or to make dividend payments will be dependent on receipt of dividends from our direct and indirect subsidiaries. Future borrowings and other agreements entered into by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us. In addition, federal and state corporate law and federal and state regulatory requirements may limit the ability of our subsidiaries to pay dividends to us. We cannot assure you that the agreements of our subsidiaries, applicable laws, or state regulation will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to meet our debt service obligations, make dividend payments or fund our other liquidity needs.
We may not pay dividends in the future. If dividends are paid, they may be in lesser amounts than past dividends.
Our stockholders may receive dividends out of legally available funds if, and when, they are declared by our Board of Directors. We have paid dividends in the past but may cease to do so at any time. Even if we continue to pay dividends, they may not be in amounts comparable to past dividends. The timing, declaration, amount and payment of future dividends to stockholders falls within the discretion of our board of directors. Our board of directors’ decisions regarding the amount and payment of future dividends will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our

Board deems relevant. Our Revolving Credit Facility as well as the indenture governing our 4.375% senior notes due 2031 contain restrictions on our ability to make dividend payments, and we may incur additional debt in the future with similar restrictions. There can be no assurance that we will continue to pay any dividend in the future.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things:
•	the ability of our board of directors to issue one or more series of preferred stock;
•	the advance notice requirements for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;
•	certain limitations on convening special stockholder meetings; and
•	restrictions on stockholders’ ability to act by written consent.
These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.
Our board of directors is authorized to issue and designate shares of our preferred stock in additional series without stockholder approval.
Our amended and restated certificate of incorporation authorizes our board of directors, without the approval of our stockholders, to issue shares of our preferred stock in one or more series. Our board of directors is further authorized, subject to limitations prescribed by applicable law and the provisions of our amended and restated certificate of incorporation, to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with our common stock, which may reduce its value.
Our amended and restated certificate of incorporation provides, subject to limited exceptions, that state and federal courts (as appropriate) located within the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our amended and restated certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the state or federal courts (as appropriate) located within the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of our Company to the Company or our stockholders, (iii) action or proceeding asserting a claim against the Company or any director, officer or other employee or stockholder of the Company arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the Delaware General Corporation Law (the “DGCL”), or our amended and restated certificate of incorporation or our amended and restated bylaws, (iv) action or proceeding asserting a claim against the Company or any director, officer or other employee or stockholder of the Company governed by the internal affairs doctrine, or (v) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware. The choice of forum provision described in the preceding sentence does not apply to claims brought under the Securities Act or the Exchange Act, meaning that nothing in our amended and restated certificate of incorporation or amended and restated by-laws will preclude stockholders that assert claims under the Securities Act or the Exchange Act, from bringing such claims in state or federal court, subject to applicable law. Our exclusive forum provision shall not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. Further, stockholders may not waive their rights under the Exchange Act, including their right to bring suit.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results, and financial condition.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $352,545,625 from this offering, or approximately $405,542,219 if the underwriters exercise the option to purchase additional shares in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with proceeds from the Proposed Notes Offering, borrowings under our Revolving Credit Facility and cash on hand, to fund the consideration payable by us in the Pending Acquisition. While we expect that the net proceeds of this offering and the Proposed Notes Offering along with cash on hand and borrowings under our Revolving Credit Facility will be sufficient to fund the purchase price of the Pending Acquisition, we may use proceeds from other debt financing transactions, such as the Bridge Facility, to fund the remaining portion of the consideration. If the Pending Acquisition does not close, we intend to use the net proceeds from this offering for general corporate purposes, including repayment of outstanding indebtedness and to fund capital expenditures. The closing of this offering is not conditioned on the closing of the Pending Acquisition.
Prior to the closing of the Acquisition, we may invest the net proceeds from this offering in short-term investments.
Certain of the underwriters of this offering are lenders under our Revolving Credit Facility. In addition, Barclays Bank PLC, who provided the Commitment Letter and the Backstop Commitment Letter, is an affiliate of one of the underwriters in this offering. See “Underwriting.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2024, on:
•	an actual basis;
•
an as adjusted basis to give effect to the issuance of 3,625,000 shares of our common stock in this offering at a public offering price of $101.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses, but not the application of the proceeds from this offering as described herein; and

•
an as further adjusted basis to give effect to the Pending Acquisition, including the application of the proceeds of this offering, and assuming (i) the expected issuance of the New Notes with an aggregate principal amount of $650 million, expected borrowings of $184 million under our Revolving Credit Facility and the use of $13 million of cash on hand to fund the consideration for the Pending Acquisition and (ii) the payment of approximately $6 million of related fees and expenses.

The closing of this offering of common stock is not conditioned on the closing of the Pending Acquisition. You should read this information in conjunction with the “Use of Proceeds” portion of this prospectus supplement and our financial statements and notes thereto that are incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information about our capital structure. The following table does not reflect any common stock that may be sold to the underwriters upon exercise of their option to purchase additional shares of common stock. Any additional net proceeds received as a result of the exercise of the underwriters’ option to purchase additional shares of common stock will reduce the amount we expect to borrow under the Revolving Credit Facility to fund the consideration for the Pending Acquisition.

	As of September 30, 2024
	Actual	As Adjusted	As Further Adjusted
	(millions) (unaudited)
Cash and cash equivalents	$77	$430	$58

Long-term debt (including current portion):
Revolving credit facility(1)	—	—	184
4.125% Senior Notes due 2029	1,100	1,100	1,100
4.375% Senior Notes due 2031	1,000	1,000	1,000
4.300% Senior Secured Notes due 2032	600	600	600
New Notes	—	—	650
Less: Unamortized debt discount(2)	(1)	(1)	(1)
Less: Unamortized debt issuance costs	(25)	(25)	(31)
Total long-term debt (including current portion)	2,674	2,674	3,502

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	1	1	1
Additional paid-in capital	3,498	3,851	3,851
Retained earnings	726	726	726
Accumulated other comprehensive income (loss)	(7)	(7)	(7)
Total DT Midstream equity	4,218	4,571	4,571
Noncontrolling interests	138	138	138
Total equity	4,356	4,709	4,709
Total Capitalization	$7,030	$7,383	$8,211

(1)	As of September 30, 2024, we had $984 million of availability under our Revolving Credit Facility after deducting $16 million for outstanding letters of credit.
(2)	Assumes the New Notes will be issued at par.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of certain U.S. federal income tax considerations related to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds our common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•	banks, insurance companies or other financial institutions;
•	tax-exempt or governmental organizations;
•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);
•	dealers in securities or foreign currencies;
•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•	persons subject to the alternative minimum tax;
•	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or holders of interests therein;
•	real estate investment trusts or regulated investment companies;
•	persons whose functional currency is not the U.S. dollar;
•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;
•	persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement;
•	persons that own, or are deemed to own, more than five percent (5%) of our common stock (except to the extent specifically set forth below);
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•	certain former citizens or long-term residents of the United States; and
•
persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the ownership and disposition of our common stock by such partnership.
Distributions
Distributions of cash or other property on our common stock (other than certain stock distributions) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any dividends made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of thirty percent (30%) of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. This certification generally must be provided before the payment of dividends and generally must be updated periodically.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
If the amount of a distribution on our common stock exceeds our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.” A non-U.S. holder’s adjusted tax basis in a share of our common stock is generally the purchase price of such share, reduced by the amounts of any such tax-free returns of capital.

Gain on Disposition of Common Stock
Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:
•
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•
our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain.
If the third bullet point above applies to a non-U.S. holder, gain realized by such non-U.S. holder will be subject to U.S. federal income tax at generally applicable U.S. federal income tax rates, and in addition, a buyer may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds fifty percent (50%) of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not and do not anticipate becoming a USRPHC. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we would be treated as a USRPHC in the future.
Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.
Backup Withholding and Information Reporting
Information returns may be filed with the IRS in connection with the distributions paid on our common stock and the proceeds received from the sale or other disposition of our common stock. Copies of these information returns may be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a non-U.S. holder resides. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid certain information reporting requirements. Backup withholding (currently at a 24% rate) may apply to such payments if the non-U.S. holder does not provide the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying as to its non-U.S. status and certain other conditions are met, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.
We are required to report annually to the IRS the amount of any dividends paid to a non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an income tax treaty or other agreement between the United States and the tax authorities in such country. In addition, proceeds from the disposition by a non-U.S. holder of our common stock that is transacted within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.
FATCA
Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (commonly referred to as “FATCA”), impose a thirty percent (30%) withholding tax on any dividends paid on our common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING
Barclays Capital Inc. is acting as the representative of the underwriters for this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement of which this prospectus supplements forms a part, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.	1,268,752
BofA Securities, Inc.	270,212
Citigroup Global Markets Inc.	270,212
J.P. Morgan Securities LLC	270,212
PNC Capital Markets LLC	270,212
TD Securities (USA) LLC	270,212
Wells Fargo Securities, LLC	270,212
Fifth Third Securities, Inc.	183,744
Mizuho Securities USA LLC	183,744
Scotia Capital (USA) Inc.	183,744
Truist Securities, Inc.	183,744
Total	3,625,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:
•
the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriters are true;
•	there is no material change in our business or the financial markets; and
•	we deliver customary closing documents to the underwriters.
Commissions and Expenses
The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per Share	$3.535	$3.535
Total	$12,814,375	$14,736,531

The representative has advised us that the underwriters propose to offer the shares of common stock directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $2.121 per share. If all the shares are not sold at the initial offering price following the initial offering, the representative may change the offering price and other selling terms.
The expenses of the offering that are payable by us are estimated to be approximately $765,000 (excluding underwriting discounts and commissions). We have agreed to reimburse the underwriters for certain expenses in connection with the offering.
Option to Purchase Additional Shares
We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 543,750 shares from us at the offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the above table.
Lock-Up Agreements
We and all of our directors and executive officers have agreed that, for a period of 45 days after the date of this prospectus supplement (the “Lock-Up Period”), subject to certain limited exceptions as described below, we and they will not directly or indirectly, without the prior written consent of Barclays Capital Inc., (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by our directors and executive officers in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock (other than the stock and shares issued pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans existing on the date of this prospectus supplement, or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause a registration statement to be filed, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing.
The restrictions on our actions, as described above, do not apply to certain transactions, including: (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement) outstanding on the date of this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering, provided that such recipients enter into a lock-up agreement with the underwriters; or (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction. The above restrictions will also not preclude us from establishing an issuer trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of shares of common stock; provided that (1) such plans do not provide for the transfer of common stock during the Lock-Up Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.
The restrictions above and contained in the lock-up agreements between the underwriters and our directors and executive offers do not apply to, subject in certain cases to various conditions: (a) transactions relating to shares of common stock or other securities acquired in the open market after the completion of the offering; (b) (i) bona fide gifts or transactions relating to bona fide estate planning purposes; (ii), sales or other dispositions of common stock or other shares of any class of our capital stock, that are made exclusively between and among the lock-up party or members of the lock-up party’s family, or affiliates of the lock-up party, including its partners (if a partnership) or members (if a limited liability company); (iii) transfers by will or intestacy; (iv) transfers to any trust for the direct or indirect benefit of the lock-up party or the family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (v) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) of this clause (b); (vi) transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(vii) transfers to the Company from an employee of the Company upon death, disability or termination of employment of such employee; provided that it shall be a condition to any transfer pursuant to this clause (b) that (1) the transferee/donee agrees to be bound by the provisions of the lock-up agreement to the same extent as if the transferee/donee were a party hereto, (2) each party (donor, donee, transferor or transferee) shall not be required by law to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (3) the lock-up party notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or disposition; (c) transfers to or transactions with us in connection with the vesting, settlement, or exercise of restricted stock units, performance shares, options, warrants or other rights to purchase shares of common stock (including by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments; (d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of common stock or securities convertible into, or exchangeable or exercisable for, common stock, shall be made pursuant to such Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that we and the lock-up party do not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan and to the extent a public report or filing under the Exchange Act, if any, is required by or on behalf of the lock-up party or us regarding the establishment of such trading plan, such report or filing shall include a statement to the effect that no sale or other disposition of common stock may be made under such trading plan during the Lock-Up Period; and (e) pursuant to a Rule 10b5-1 Plan established under the Exchange Act prior to the date hereof, which trading plan shall not be amended during the Lock-Up Period but may be terminated during the Lock-Up Period; provided however, that if required during the Lock-Up Period, any public report or filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (e), and provided further that the lock-up party does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period.
Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization, Short Positions and Penalty Bids
The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•
A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.
•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.
Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Listing on The New York Stock Exchange
Our common stock is listed on The New York Stock Exchange under the symbol “DTM”.
Stamp Taxes
If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. Certain of the underwriters (or affiliates thereof) are acting as joint lead arrangers, joint bookrunners, syndication agents, adjustment agents, co-managers or lenders for our senior secured credit facilities. In addition, Barclays Bank PLC, who provided the committed financing under the Commitment Letter and the Backstop Commitment Letter is an affiliate of one of the underwriters in this offering. Furthermore, Barclays Capital Inc. (i) is acting as financial advisor to the Company in connection with the Pending Acquisition and (ii) has been granted the right to participate in future financings by the Company; this right is deemed to constitute 1% in underwriting compensation for this offering pursuant to FINRA Rule 5110.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE COMMON STOCK
Certain legal matters with respect to the validity of the common stock will be passed upon for us by Allen Overy Shearman Sterling US LLP, Houston, Texas. Certain legal matters in connection with the common stock offered hereby will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at http://www.sec.gov. We also make available, free of charge, through our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.dtmidstream.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus supplement and is therefore not incorporated by reference into this prospectus supplement.
The SEC allows us to incorporate by reference into this prospectus supplement the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information.
We incorporate by reference the documents listed below:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 16, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 28, 2024, that are required to be incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed on April 30, 2024, July 30, 2024 and October 29, 2024, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on May 13, 2024 and November 19, 2024; and
•	The description of our capital stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement, until we complete this offering. We are not incorporating any information included in a current report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished current report on Form 8-K or other furnished document.
Our filings with the SEC, including our Annual Report on Form 10-K, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our Internet website is located at www.dtmidstream.com. The contents of the website are not incorporated by reference into this prospectus supplement. We will provide at no cost to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct requests to: DT Midstream, Inc., 500 Woodward Ave., Suite 2900, Detroit, Michigan, 48226; Attention: Investor Relations, telephone number: (313) 774-2424.

PROSPECTUS
DT MIDSTREAM, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
The common stock, preferred stock, debt securities, warrants and units covered by this prospectus may be offered and sold from time to time by DT Midstream, Inc. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, and warrants may be convertible, exercisable or exchangeable for common stock or preferred stock. We or any selling securityholders may offer the securities independently or together in any combination, called “units,” for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. We will not receive any proceeds from the sale of securities by any selling securityholders.
We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities.
DT Midstream, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “DTM”.
We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.
Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus and those contained in any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission (the “SEC”), any state securities commission nor any other regulatory authority has approved or disapproved the securities offered hereby, nor have any of the foregoing authorities passed upon or endorsed the merits of these securities or the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 19, 2024.

i

ABOUT THIS PROSPECTUS
The information contained in this prospectus is not complete and may be changed. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. We have not authorized any other person to provide you with any information or to make any representation other than as contained in this prospectus or that may be incorporated by reference into this prospectus. We take no responsibility for, nor can we provide any assurance as to the reliability of, any information others may give you. You should not assume that the information contained in this prospectus or any document that may be incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus, or in the case of information that may be incorporated by reference into this prospectus, as of the date of such information, regardless of the time of delivery of this prospectus or any sale or issuance of a security.
We have filed with the SEC an automatic “shelf” registration statement on Form S-3 to register the securities offered under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement.
This prospectus provides you with a general description of the securities we or a selling securityholder may offer. Each time we offer (or a selling securityholder offers) securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement or other offering material may also add to, update or change any of the information contained in this prospectus. To the extent that any statement we make in a prospectus supplement or other offering material is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material. The prospectus supplement or other offering material may also contain information about any material federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement or other offering material together with the additional information described under “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
This prospectus contains summaries of certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to prospective investors upon request to us. See “Where You Can Find More Information.”
The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read on the SEC web site (www.sec.gov). See “Where You Can Find More Information.”
Except as otherwise indicated, “DT Midstream,” “the Company,” “we,” “our,” and “us” refer to DT Midstream, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at http://www.sec.gov. We also make available, free of charge, through our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.dtmidstream.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any applicable prospectus supplement and is therefore not incorporated by reference into this prospectus or any applicable prospectus supplement.
The SEC allows us to incorporate by reference into this prospectus the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.
We incorporate by reference the documents listed below:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 16, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 28, 2024, that are required to be incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed on April 30, 2024, July 30, 2024 and October 29, 2024, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on May 13, 2024 and November 19, 2024; and
•	The description of our capital stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus, until we complete our offerings of the securities registered under this registration statement. We are not incorporating any information included in a current report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished current report on Form 8-K or other furnished document.
Our filings with the SEC, including our Annual Report on Form 10-K, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our Internet website is located at www.dtmidstream.com. The contents of the website are not incorporated by reference into this prospectus. We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct requests to: DT Midstream, Inc., 500 Woodward Ave., Suite 2900, Detroit, Michigan, 48226; Attention: Investor Relations, telephone number: (313) 774-2424.

FORWARD-LOOKING STATEMENTS
This prospectus, prospectus supplements to this prospectus, and the documents incorporated by reference or deemed to be incorporated by reference contain or will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” and other words of similar meaning in connection with a discussion of future events or future operating or financial performance may signify forward-looking statements. Forward-looking statements are not guarantees of future events, results or conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future events, results or conditions to be materially different from those expected, contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream, including, but not limited to, the following:
•	changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business;
•	industry changes, including the impact of consolidations, alternative energy sources, technological advances, infrastructure constraints and changes in competition;
•	global supply chain disruptions;
•	actions taken by third-party operators, processors, transporters and gatherers;
•	changes in expected production from Expand Energy Corporation and other third parties in our areas of operation;
•	demand for natural gas gathering, transmission, storage, transportation and water services;
•	the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels;
•	our ability to successfully and timely implement our business plan;
•	our ability to complete organic growth projects on time and on budget;
•	our ability to finance, complete, or successfully integrate acquisitions;
•	the price and availability of debt and equity financing;
•	restrictions in our existing and any future credit facilities and indentures;
•	the effectiveness of our information technology and operational technology systems and practices to prevent, detect and defend against evolving cyber attacks on United States critical infrastructure;
•	changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event;
•	operating hazards, environmental risks and other risks incidental to gathering, storing and transporting natural gas;
•	geologic and reservoir risks and considerations;
•	natural disasters, adverse weather conditions, casualty losses and other matters beyond our control;
•	the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects;
•	the impacts of geopolitical events, including the conflicts in Ukraine and the Middle East;
•	labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel;
•	large customer defaults;
•	changes in tax status, as well as changes in tax rates and regulations;
•	the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act;

•	changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and GHG emissions;
•	ability to develop low carbon business opportunities and deploy GHG reducing technologies;
•	changes in insurance markets impacting costs and the level and types of coverage available;
•	the timing and extent of changes in commodity prices;
•	the success of our risk management strategies;
•	the suspension, reduction or termination of our customers’ obligations under our commercial agreements;
•	disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent;
•	the effects of future litigation; and
•	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 and our reports and registration statements filed from time to time with the SEC.
The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made. Our forward-looking statements are expressly qualified in their entirety by this cautionary statement and we are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

THE COMPANY
We are an owner, operator, and developer of an integrated portfolio of natural gas midstream assets. We provide multiple, integrated natural gas services to customers through our interstate pipelines, intrastate pipelines, storage systems, lateral pipelines including related treatment plants and compression and surface facilities, and gathering systems including related treatment plants, and compression and surface facilities. We also own joint venture interests in equity method investees which own and operate interstate pipelines that connect to our wholly owned assets.
Our core assets strategically connect key demand centers in the Midwestern U.S., Eastern Canada and Northeastern U.S. regions to the premium production areas of the Marcellus/Utica natural gas formation in the Appalachian Basin and connect key demand centers and liquefied natural gas (LNG) export terminals in the Gulf Coast region to premium production areas of the Haynesville natural gas formation.
We have an established history of stable, long-term growth with contractual cash flows from customers that include natural gas producers, local distribution companies, electric power generators, industrials, and national marketers.
On January 13, 2021, DTE Gas Enterprises, LLC, and its consolidated subsidiaries converted into a Delaware corporation pursuant to a statutory conversion and changed its name to DT Midstream, Inc. On July 1, 2021, DTE Energy Company (“DTE Energy”) completed the separation and spin-off of DT Midstream from DTE Energy through the distribution of 96,732,466 shares of DT Midstream common stock to DTE Energy shareholders. Following the Separation on July 1, 2021, DT Midstream became an independent public company listed under the symbol “DTM” on the NYSE. DTE Energy did not retain any ownership in DT Midstream.
Our principal executive offices are located at 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226 and our telephone number is (313) 402-8532. Our website is located at www.dtmidstream.com. The information on or connected to this website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties include those described in the risk factors and other sections of the documents that are incorporated by reference in this prospectus. Subsequent prospectus supplements may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering thereunder. You should carefully consider all of the information contained in or incorporated by reference in this prospectus or in the applicable prospectus supplement before you invest in our securities.

USE OF PROCEEDS
Unless the applicable prospectus supplement indicates otherwise, we currently intend to use the net proceeds from any sale of the offered securities for working capital and general corporate purposes, which may include, among other things, repaying, redeeming or repurchasing debt, acquisitions, share repurchases and capital expenditures. Additional information on the use of net proceeds from any sale of the securities offered by this prospectus will be set forth in the applicable prospectus supplement or other offering material relating to such offering. We will not receive any proceeds from the sale of securities by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”), which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.
Our authorized capital stock consists of 550,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $0.01 per share.
The number of authorized shares of our common or preferred stock may be increased or decreased by the affirmative vote of the holders of shares of our capital stock representing a majority of the votes represented by all outstanding shares of such capital stock entitled to vote on such matter, irrespective of the provisions of Section 242(b)(2) of General Corporation Law of the State of Delaware (the “DGCL”), in addition to any vote of the holders of one or more series of our preferred stock that may be required by the terms of such preferred stock. However, the number of authorized shares of common or preferred stock to be decreased may not be decreased below the number of shares thereof then outstanding.
Common Stock
All shares of our common stock now outstanding are duly authorized, fully paid and non-assessable. Below is a summary of the rights of the common stock.
Voting Rights. The holders of common stock are entitled to one (1) vote per share on each such matter properly submitted on which the holders of common stock are entitled to vote, including the right to vote for the election of directors. The holders of shares of common stock do not have the ability to cumulate votes for the election of directors. Holders of common stock are not allowed to vote on any amendment of our Certificate of Incorporation that relates only to the terms of a series of outstanding preferred stock for which the holders of such affected preferred stock have the right to vote under the Certificate of Incorporation or the DGCL.
Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets or funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that the board of directors may determine.
Right to Receive Liquidation Distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
No Preemptive or Similar Rights. The common stock is not entitled to preemptive rights or preferential rights and is not subject to redemption or sinking fund provisions.
No Ownership Limitations or Transfer Restrictions. The common stock is not subject to any limitation on the amount of securities that may be held by holders, and the common stock is not by its terms subject to any transfer restrictions.
Our common stock is traded on the New York Stock Exchange under the symbol “DTM.”
Preferred Stock
Under our Certificate of Incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 50,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action, as further described below. We currently have no shares of preferred stock outstanding and we have no present plan to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and Governance Provisions
Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or change in control that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and could discourage certain types of transactions that may involve an actual or threatened change of control:
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Removal and Vacancies; Size of Board. Our Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of any series of preferred stock with respect to the election of directors, any removal of a director by the stockholders shall require the affirmative vote of the majority in voting power of all of outstanding stock then entitled to vote thereon. A director may be removed with or without cause. Vacancies occurring on the board for any reason and newly created directorships resulting from an increase in the number of directors may be filled only be a vote of the majority of the remaining members of the board, although less than a quorum, or by a sole remaining director, at any meeting of the board, and not by the stockholders. In addition, our Certificate of Incorporation and Bylaws provide that the number of directors that shall constitute the entire board shall be fixed, from time to time, exclusively by the board, subject to the rights that may apply to shares of preferred stock outstanding at the time with respect to the election of directors, if any. These provisions will prevent a stockholder from increasing the size of the board of directors and gaining control of the board of directors by filling the resulting vacancies with its own nominees.

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Preferred Stock. Our Certificate of Incorporation authorizes the board to issue from time to time shares of preferred stock in one or more series pursuant to a resolution or resolutions without further action by the stockholders. These terms may include powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of preferred stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The issuance of any preferred stock could diminish the rights of holders of common stock and therefore could reduce the value of such common stock. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

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No Action by Written Consent of Stockholders. Subject to the rights that may apply to holders of shares of preferred stock outstanding at the time, our Certificate of Incorporation and Bylaws expressly exclude the right of our stockholders to act by written consent. Stockholder action must therefore take place at an annual or special meeting of the stockholders.

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No Stockholder Ability to Call Special Meetings. Our Certificate of Incorporation and Bylaws provide that, subject to the rights that may apply to holders of shares of preferred stock outstanding at the time, special meetings of the stockholders may be called only by the chairperson of the board, the chief executive officer or the board. Our stockholders are not able to call a special meeting of the stockholders.

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Requirements for Advance Notification of Stockholders Nominations and Proposals. Our Bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a proposal submitted under Rule 14a-8 under the Exchange Act, to provide timely notice in writing. A stockholder’s notice to the Secretary must be in proper written form and must set forth certain information, as required under our Bylaws, related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination is made as well as their control persons and information about the proposal or nominee for election to the board of directors. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.
•	Amendments to Bylaws. Our Certificate of Incorporation and Bylaws provide that the board is expressly authorized to adopt, amend, alter or repeal the Bylaws without stockholder vote.
Charter Exclusive Forum Provisions
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders; (iii) any action or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of Delaware law (as may be amended from time to time) or the Certificate of Incorporation or our Bylaws; (iv) any action or proceeding asserting a claim against us, any of our directors, officers or other employees or stockholders governed by the internal affairs doctrine of the laws of the State of Delaware or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL (or any successor provision thereto); or (v) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware. The Delaware exclusive forum provision described in the foregoing sentence does not apply to actions arising under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”). In this regard, it is noted that Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder and, further, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is further noted that our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws. Although our Certificate of Incorporation contains the federal exclusive forum provision described in the foregoing sentence, it is uncertain whether this provision would apply to actions arising under the Securities Act as it is possible that a court could rule that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, particularly in light of Section 22 of the Securities Act, which creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder.
Transfer Agent
We have appointed Equiniti Trust Company as the transfer agent for our common stock. Its address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120 and its telephone number is (toll-free) 833-914-2118.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more distinct series, which may be senior debt securities or subordinated debt securities, and in either case may be secured by collateral and/or guaranteed by one or more of our subsidiaries. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.
Unless otherwise specified in an accompanying prospectus supplement, senior and subordinated debt securities will be issued by DT Midstream, Inc. under an indenture between DT Midstream, Inc., as issuer, and a designated trustee (the “trustee”), as supplemented from time to time (the “indenture”). A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part, which you should review for additional information. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1933, as amended (the “Trust Indenture Act”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The indenture will be subject to and governed by the Trust Indenture Act. The terms “the Company,” “we,” “our” and “us,” when used to refer to the issuer of debt securities, means DT Midstream, Inc.
General Provisions of the Indenture
Each series of debt securities will be unsecured obligations of the Company. Any senior securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Any subordinated securities will be subordinated in right of payment to the prior payment in full of the senior indebtedness of the Company as more fully described in a prospectus supplement or term sheet.
The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under that indenture in one or more series.
You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:
•	The title of the debt securities and whether the debt securities will be senior securities or subordinated securities of the Company.
•	The total principal amount of the debt securities of the series and any limit on such total principal amount.
•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.
•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.
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The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.
•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.
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The form in which we will issue the debt securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).
•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.
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Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined.

•	The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.
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If other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form and $5,000 in the case of bearer securities, the denominations in which the offered debt securities will be issued.

•	If the provisions of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions.
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Whether and under what circumstances we will pay additional amounts, as contemplated by Section 1008 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	Whether the securities are subordinated and the terms of such subordination.
•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.
•	Any changes or additions to the Events of Default or covenants contained in the indenture.
•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.
•	Any other material terms of the debt securities.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.
We refer you to the prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.
Payment of the purchase price of the debt securities must be made in immediately available funds.
The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement or term sheet will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging in certain cases the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary. Financial institutions that participate in the depositary’s book-entry system will hold beneficial interests in the debt securities held by or on behalf of the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary or its nominee as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities or the indenture.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through an indirect participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.
Street Name Holders. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders. Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•	how it handles securities payments and notices,
•	whether it imposes fees or charges,
•	how it would handle a request for the holders’ consent, if ever required,
•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,
•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that so long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Unless we state otherwise in a prospectus supplement or free writing prospectus, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The

Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Global Securities.”
Payments on Certificated Debt Securities. We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.
Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Material Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Events of Default
An event of default with respect to the debt securities of any series is defined in the indenture as:
(a)	default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;
(b)	default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;
(c)	default in the deposit of any principal payment into the sinking fund, when and as due by the terms of any debt security of such series and the indenture;
(d)
default by the Company in the performance of any other covenant contained in the indenture for the benefit of the debt securities of such series that has not been remedied by the end of a period of 90 days after notice is given as specified in the indenture;

(e)	certain events of bankruptcy, insolvency and reorganization of the Company.

The indenture provides that:
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if an event of default described in clause (a), (b), (c), or (d) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

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upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or any premium or interest on the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of the applicable series; and

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if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of debt securities of any series notice of all uncured defaults known to it with respect to the debt securities of such series within 90 days after such a default occurs(the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of or any premium or interest on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of such debt securities.
No holder of any debt securities may institute any action under the indenture unless:
•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;
•	the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series have requested the trustee to institute proceedings in respect of such event of default;
•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;
•	the trustee has failed to institute an action for 60 days thereafter; and
•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of such debt securities.
The holders of a majority in aggregate principal amount of the debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of such series. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.
The Company must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by an officer thereof to the effect that a review of our activities during such year and our performance under the indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.
Modification of the Indenture
We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:
•	to evidence the succession of another corporation to the Company and the assumption by such successor of its obligations under the indenture and the debt securities;

•	to add covenants of the Company or surrender of any of its rights, or add any rights for the benefit of the holders of debt securities;
•	to cure any ambiguity, omission, defect or inconsistency in the indenture;
•	to establish the form or terms of any other series of debt securities, including any subordinated securities;
•
to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under an indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional events of default.
With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:
•
change the maturity of any payment of principal of, or any premium on, any debt securities, or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•
reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•
modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance. Under current United States federal tax law, the Company can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the applicable subordination provisions. In order to achieve covenant defeasance, we must do the following:
•
Deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•
Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•
We must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the applicable subordination provisions.
Legal defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.
Discharge of the Indenture
We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.
Form, Exchange and Transfer of Certificated Debt Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•	only in fully registered certificated form,
•	without interest coupons, and
•	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.
Holders may exchange their certificated debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated debt securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
The trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
The Trustee
We will enter into the indenture with a trustee chosen by us and appointed in a supplemental indenture for a particular series of debt securities. The trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.
General
We may issue warrants to purchase debt securities, preferred stock, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;
•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•	whether such warrants will be issued in registered form or bearer form;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.
This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling securityholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):
•	through underwriters, dealers or remarketing firms;
•	in “at-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;
•	directly to one or more purchasers; or
•	through agents.
Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:
•	the type of and terms of the securities offered;
•	the price of the securities;
•	the proceeds to us from the sale of the securities;
•	the names of the securities exchanges, if any, on which the securities are listed;
•	the name of any underwriter, dealer, remarketing firm or agent and the amount of securities underwritten or purchased by each of them;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	the name of any selling securityholders;
•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and
•	any discounts or concessions which may be allowed or reallowed or paid to dealers.
If underwriters participate in the sale of securities covered by this prospectus, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone, including on a continuing basis pursuant to “at-the-market offerings.” Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities covered by this prospectus, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.
The securities may be sold directly by us or the selling securityholders, if any, or through agents designated by us or the selling securityholders, if any, from time to time. In the case of securities sold directly by us or selling securityholders, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or any selling securityholder to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
We or selling securityholders may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.
Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us or selling securityholders to indemnification by us and such selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us, our subsidiaries or selling securityholders in the ordinary course of business.
Unless otherwise indicated in the applicable prospectus supplement, all securities covered by this prospectus, other than our common stock that is listed on the NYSE, will be new issues with no established trading market. We may elect to list any series of securities on an exchange, and, in the case of our common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Allen Overy Shearman Sterling US LLP, Houston, Texas. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers, or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3,625,000 Shares

DT Midstream, Inc.
Common Stock
Prospectus Supplement
November 20, 2024

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